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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 30, 2001, except as to Note 1 which is as of June 21, 2001, relating to the consolidated financial statements and financial statement schedule of AT&T Wireless Services, Inc. and subsidiaries, of our report dated March 31, 1999 relating to the consolidated financial statements of CMT Partners, and of our report dated January 18, 1999, except as to Note 10 which is as of April 9, 1999, relating to the combined financial statements of the L.A. Cellular Division of AB Cellular Holding, LLC, which appear in the AT&T Wireless Services, Inc. Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1) on July 9, 2001 (No. 333-60472). We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
August 3, 2001